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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 for Home Loan Financial Corporation; the Home Loan Financial Corporation 1998 Stock Option and Incentive Plan (Registration No. 333-42483), of our report dated July 24, 2003 relating to the consolidated balance sheets of Home Loan Financial Corporation as of June 30, 2003 and 2002, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for each of three years in the period ended June 30, 2003, which report is incorporated by reference in this Form 10-KSB of Home Loan Financial Corporation for the year ended June 30, 2003.

                                              /s/Crowe Chizek and Company LLC
                                              -------------------------------
                                              Crowe Chizek and Company LLC

Columbus, Ohio
September 29, 2003


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